Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

TransAct Technologies Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $.01 per share	Rule 457(c) and Rule 457(h)	700,000	$7.70	$5,390,000	$110.20 per $1,000,000	$593.98

Total Offering Amounts					$5,390,000		$593.98

Total Fee Offsets							$0

Net Fee Due							$593.98

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.
(2)	Shares of Common Stock newly reserved under the TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated in 2023. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share was calculated on the basis of the average of the high and low prices per share of our Common Stock as reported on the Nasdaq Global Market on August 7, 2023, a date within five business days prior to the filing of this registration statement.